UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2014

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective August 11, 2014, the Board of Directors of Cohu, Inc. (the "Company") elected Andrew M. Caggia to serve as a Class 2 Director and in accordance with the Company's Bylaws he will stand for election at the Company's 2015 annual meeting of stockholders. Mr. Caggia was named to the Audit Committee of the Board of Directors.

The Board of Directors determined that, in its judgment, Mr. Caggia satisfies the requirements for independence set forth in the Company’s Corporate Governance Guidelines and by the NASDAQ listing standards. There were no arrangements or understandings pursuant to which Mr. Caggia was elected or any relationships or related transactions between the Company and Mr. Caggia which would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Caggia will be compensated in accordance with the director compensation program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2014, the description of which is incorporated herein by reference.

A copy of the press release announcing Mr. Caggia, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed below is being furnished with this Current Report on Form 8-K.

Exhibit No. — 99.1

Description — Andrew M. Caggia Elected to Cohu’s Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

August 11, 2014	By:	Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: VP Finance & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Andrew M. Caggia Elected to Cohu’s Board of Directors